UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 18, 2010

China Integrated Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34390	65-0854589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dongxin Century Square, 7th Floor Hi-Tech Development District Xi’an, Shaanxi Province, People’s Republic of China 710043
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 011-86-29 8268 3920

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On November 18, 2010, China Integrated Energy, Inc. (the "Company") held the Company’s 2010 Annual Meeting of Shareholders (the “Annual Meeting”).  There were 33,830,091 shares of common stock entitled to vote, and 31,525,018 shares present in person or by proxy at the Annual Meeting.  The stockholders reelected each of the following nominees to the board of directors of the Company for a one-year term: Xincheng Gao, Gaihong Li, Larry Goldman, Wenbing Christopher Wang and Junrong Guo. Additionally, the stockholders ratified the appointment of Sherb & Co., LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010.

The voting results at the Annual Meeting were as follows:

1.           Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Xincheng Gao	27,258,863	177,974	4,088,181
Gaihong Li	27,255,230	181,607	4,088,181
Larry Goldman	26,526,037	910,800	4,088,181
Wenbing Christopher Wang	26,521,537	915,300	4,088,181
Junrong Guo	26,646,207	790,630	4,088,181

2.           Ratification of Sherb & Co., LLP as the Company’s Independent Auditors

For	Against	Abstain	Broker Non-Votes
31,163,777	335,554	25,687	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2010	China Integrated Energy, Inc.

	By:	/s/ Xincheng Gao
Name: Xincheng Gao
Title: Chief Executive Officer and President